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                                                                   EXHIBIT 10.10

      Coast

      Loan and Security Agreement

Borrower:  NEURON DATA, INC.
           a California corporation
Address:   156 University Avenue
           Palo Alto, California 94301

Date:      March 11, 1994

THIS LOAN AND SECURITY AGREEMENT ("Loan Agreement"), dated the above date, is entered into at Los Angeles, California, between COASTFED BUSINESS CREDIT CORPORATION ("CoastFed"), a California corporation, with offices at 12121 Wilshire Boulevard, Suite 1111, Los Angeles, California 90025, and the borrower named above ("Borrower"), whose chief executive office is located at the above address ("Borrower's Address").

1.  LOANS.

  1.1 Loans, Collateral Agreements. Borrower has requested and may hereafter request that CoastFed advance funds or otherwise extend credit to or for the benefit of Borrower ("Loan(s)") in accordance with the terms and provisions of this Loan Agreement and other written agreements ("Collateral Agreement(s)"), including, but not limited to, any one or more of the following described security agreements now or hereafter entered into between Borrower and CoastFed:
(a) Accounts Collateral Security Agreement; (b) Inventory Collateral Security Agreement; (c) Equipment Collateral Security Agreement; and (d) any promissory notes or guarantees. The amount and terms of payment of my Loans by CoastFed to Borrower shall be determined in accordance with the terms and provisions of this Loan Agreement and of any executed Collateral Agreements. Notwithstanding anything herein or in any Collateral Agreement to the contrary, in no event shall the Borrower permit the total balance of all Loans and all other Obligations outstanding at any one time to exceed $2,000,000.00; and, if for any reason they do, Borrower shall immediately pay the amount of such excess to CoastFed in immediately available funds.

  1.2 Interest. Unless specifically provided to the contrary in any Collateral Agreement, all Loans shall bear interest at a rate equal to the "Prime Rate" (as hereinafter defined), plus 3% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed. The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for that month shall be based on the highest "Prime Rate" in effect during said month, but in no event shall the rate of interest charged on any Loans in any month be less than 8 % per annum. "Prime Rate" is defined as the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA ("B of A") whether or not that rate is the lowest interest rate charged by B of A. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate on corporate loans at large U.S. money center commercial banks.

  1.2 Fees. Borrower shall pay to CoastFed a loan origination fee in the amount of $20,000.00 at the time of the initial funding hereunder, and an annual loan fee of $-0- on each anniversary of the date hereof during the term of this Loan Agreement. Said fees are in addition to all other sums payable to CoastFed, are not refundable for any reason, and shall bear interest from the date due to the date paid at the highest interest rate applicable to any of the Obligations.

2.  DEFINITIONS OF OBLIGATIONS AND COLLATERAL; GRANT OF SECURITY INTEREST

  2.1 Obligations. The term "Obligations" as used in this Loan Agreement, and any and all Collateral Agreements, shall mean and include each and all of the following: the obligation to pay all Loans and all interest thereon when due and to pay and perform when clue all other indebtedness, liabilities, obligations, guarantees, covenants, agreements, warranties and representations of Borrower to CoastFed, whether heretofore, now or hereafter existing, owing or arising; whether primary,

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secondary, direct, acquired from a third party, absolute, contingent, fixed, secured or unsecured; joint or several. written or oral, monetary, or non-monetary; and whether created pursuant to, or caused by Borrower's breach of this Lease Agreement, a Collateral Agreement or any other present or future agreement or instrument, or created by operation of law or otherwise.

  2.2 Collateral. As security and collateral for all Obligations, Borrower hereby grants to CoastFed a continuing security interest in, and assigns to CoastFed, all of Borrower's interest in the types of property described below, whether now owned or hereafter acquired and wherever located, together with all proceeds (including insurance proceeds), substitutions, accessions and products thereof (collectively referred to as "Collateral"):

  (a) Accounts. All accounts, contract rights (to the extent assignable without breach thereof), chattel paper, and instruments, and all other obligations now or hereafter owing to Borrower (hereinafter sometimes collectively referred to as "Accounts"), including, but not limited to, those described in any Accounts Collateral Security Agreement executed by Borrower in, and all right, title and interest of Borrower in, and all of Borrower's rights and remedies with respect to, all goods, the sale or other disposition of which gives rise to any Account, including, without limitation, all returned, reclaimed and repossessed goods and all rights of stoppage in transit, replevin, reclamation, and all rights as an unpaid vendor; and

  2.2(b)   Inventory. All inventory, goods, merchandise, materials, raw materials, work in process, finished goods, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease or furnished under contracts of service or consumed in Borrower's business, including, without limitation, any and all of the foregoing which are returned, repossessed, reclaimed or stopped in transit, and including, but not limited to, those described in any Inventory Collateral Security Agreement executed by Borrower, and all warehouse receipts and other documents or instruments now or hereafter issued with respect to any of the foregoing; and

  2.2(c)   Equipment. All equipment, goods (other than inventory), machinery, fixtures, trade fixtures, vehicles, furnishings, furniture, supplies, materials, tools, machine tools, office equipment, appliances, apparatus, parts, dies, jigs, and chattels, including, but not limited to, those described in any Equipment Collateral Security Agreement executed by Borrower; and

  2.2(d)   Intangibles. All deposit accounts and general intangibles (including, but not limited to, tax refunds, goodwill, name, drawings, trademarks, blueprints, trade names, trade secrets, customer lists, patents, patent applications, copyrights, security deposits, loan commitment fees, royalties, licenses, processes, and all other rights, privileges and franchises); and

  All personal property of Borrower which comes into CoastFed's possession, custody or control; and all tangible and intangible personal property in which CoastFed now has or hereafter acquires a security interest to secure any or all of the Obligations; and all substitutions, additions and accessions to any or all of the foregoing items of Collateral; and all guaranties of and security for any and all of the foregoing; and all books and records relating to any and all of the foregoing and the equipment containing said books and records. Payment and performance of the Obligations are collateralized by the Collateral and by any security interest created in any other agreement now or hereafter existing between CoastFed and Borrower unless such other agreement is a deed of trust or other security instrument having real property, or rents from real property as its subject matter and expressly provides to the contrary.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR

  To induce CoastFed to enter into this Loan Agreement and now and hereafter to enter into any Collateral Agreement, Borrower represents and warrants that each of the following representations and warranties now is and hereafter will continue to be true and correct in all respects and Borrower has and will timely perform each of the following covenants:

  3.1 Corporate Existence and Power. Borrower, if a corporation, is and will continue to be, duly authorized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which the nature of the business transacted by it, or the ownership or leasing of its property, makes such Qualification or licensing necessary, and Borrower has and will continue to have all requisite power and authority to carry on its business as it is flow, or may hereafter be, conducted.

  3.2 Authority. Borrower is, and will continue to be, authorized to enter into, to grant security interests in its property pursuant to, and to perform its obligations under, this Loan Agreement, any Collateral Agreement and all other instruments and transactions contemplated herein. The execution, delivery and performance by Borrower of this Loan Agreement, any Collateral Agreement and all other instruments and transactions contemplated herein have been validly authorized, are enforceable against the Borrower in accordance with their terms, and do not violate any law or any provision of, and are not grounds for acceleration under, any agreement, indenture, note or instrument which is binding upon Borrower, or any of its property,

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including/, /without limitation, Borrower's Articles of Incorporation, By-Laws and any Shareholder Agreements.

  3.3 Name; Trade Names and Styles. Borrower has set forth above its correct name. Listed on the Schedule hereto are all prior names of Borrower and each fictitious name, trade name and trade style by which Borrower has been, or is now, known. Borrower shall provide CoastFed with fifteen (15) days' advance written notice prior to doing business under any other name, fictitious name, trade name or trade style. Borrower has complied, and will hereafter comply, with all laws relating to the conduct of business under, the ownership of property in, and the renewal or continuation of the right to use, a corporate, fictitious or trade name or trade style.

  3.4 Place of Business; Location of Collateral. Borrower's sole place of business; or, if Borrower has more than one place of business, Borrower's chief executive office; or, if Borrower is an individual and does not have a separate place of business, Borrower's residence is, and will continue to be, located at Borrower's Address and all of Borrower's books and records including, but not limited to, the books and records relating to Borrower's Accounts, are and will be maintained at Borrower's Address unless and until CoastFed shall otherwise consent in writing. In addition to Borrower's Address, Borrower has places of business and Collateral is located only at the locations shown on the Schedule hereto. Borrower will provide CoastFed with at least five (5) days advance written notice if Borrower moves any of the Collateral (other than (i) in connection with sales or other dispositions of inventory and other products, transactions with subsidiaries, and the license, sublicense and grant of distribution and similar rights, in the ordinary course of business, (ii) disposal in the ordinary course of business of items of Collateral which have become worn out or obsolete or which are promptly being replaced, (iii) disposal of Collateral outside the ordinary course of business not exceeding in the aggregate $50,000.00 in any fiscal year, and (iv) movement of Collateral of the type described in Section 2.2(c) above ("Equipment") within any of the states specified in the Schedule or within any other jurisdiction notified to CoastFed hereunder in which CoastFed has taken all necessary action in order to protect and perfect its security interest therein, and (v) any and all mobile goods which are of a type normally used in more than one jurisdiction), or obtains any additional sites for the conduct of Borrower's business or the location of any Collateral.

  3.5 Title to Collateral; Liens. Borrower is now, and will at all times hereafter be, the lawful and sole owner of all the Collateral. With the exception of the security interest granted CoastFed, the Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims ("Liens"), other than Permitted Liens. As used herein, "Permitted Liens" means (i) any Liens existing as of the date hereof and disclosed in the Schedule; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same does not have priority over
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any of CoastFed's security interests and do not interfere With Borrower's rights in the Collateral and its use and possession thereof; (iii) Liens of materialmen, mechanics, warehousemen, carriers, or employees or other like Liens arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings; (iv) any judgment, attachment or similar lien, unless the judgment it secures is not fully covered by insurance and has not been discharged or execution thereof effectively stayed and bonded against pending appeal within thirty (30) days of the entry thereof; (v) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto; (vi) Liens (A) upon or in any property acquired or held by the Borrower or any of its subsidiaries to secure the purchase price of such property or indebtedness incurred solely for the purpose of financing the acquisition of such property, or (B) existing on such property at the time of its acquisition, provided that the Liens referred to in (A) and (B) above are
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confined solely to the property so acquired and improvements thereon; (vii)
Liens on assets of corporations which become subsidiaries of the Borrower after the date hereof, provided that such Liens existed at the time the respective
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corporations became subsidiaries of the Borrower and were not created in anticipation thereof; (viii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i), (vi) and (vii) above, provided that any extension,
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renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase. Without limiting any of CoastFed's other rights and remedies, if Borrower grants any third party a lien or encumbrance on or security interest in any of the Collateral (other than a Permitted Lien), CoastFed, in its sole discretion, shall have the right to treat such action as a notice of termination by Borrower to CoastFed under Paragraph 8(d) hereof, as of any date subsequent to such grant selected by CoastFed, in its sole discretion, and to charge Borrower the termination fee therein provided. CoastFed now has, and will have, a perfected and enforceable first priority security interest in all of the Collateral subject only to Permitted Liens, and Borrower will at all times defend CoastFed and the Collateral against all claims of others. None of the Collateral now is or will be affixed to any real property, in such a manner, or with such intent, as to constitute a

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fixture thereto, unless such Collateral is covered by a fixture filing duly executed and delivered by the Borrower in favor of CoastFed. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises except to the extent provided under leases existing as of the date hereof and disclosed in the Schedule hereto. Whenever any Collateral is located upon premises in which any third party has an interest, including, but not limited to, the leased premises disclosed in the Schedule referred to in the preceding sentence, (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by CoastFed, use its best efforts to cause such third party to execute and deliver to CoastFed, in form acceptable to CoastFed, whatever waivers and subordinations that CoastFed specifies, so as to ensure that CoastFed's rights in the Collateral are, and will continue to be superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

  3.6  Maintenance of Collateral. Borrower has maintained and will maintain the
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Collateral and all of its assets in good working condition, at Borrower's expense. Borrower will not use the Collateral or any of its other properties for any unlawful purpose and will not secrete or abandon the Collateral. Borrower will immediately advise CoastFed in writing of any material loss or significant decline in value of the Collateral.

  3.7 Books and Records. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records comprising an accounting system in accordance with generally accepted accounting principles. Borrower has not and will not in the future enter into any agreement with any accounting firm, service bureau or third party to prepare or store Borrower's books and records at any location other than Borrower's Address, without first obtaining CoastFed's written consent, which may be conditioned upon such accounting firm, service bureau or other third party agreeing to give CoastFed the same rights with respect to access to books and records and related rights as CoastFed has under Paragraph 4.3 of this Loan Agreement.

  3.8 Financial Condition and Statements. All financial statements now or hereafter delivered to CoastFed have been, and will be, prepared in conformity with generally accepted accounting principles and now and hereafter will completely and accurately reflect the financial condition of Borrower, at the times and for the periods therein stated. Since the last date covered by any such statement, there has been no material adverse change in the financial condition, operations or any other status of the Borrower. Borrower will deliver to CoastFed a copy of all financial statements prepared with respect to Borrower no later than five (5) days after the preparation or receipt thereof by Borrower. Borrower will cause to be prepared, and will provide CoastFed (i) within forty-five (45) days following the end of each fiscal quarter, quarterly financial statements accompanied by a statement of the chief financial officer or other senior finance officer of the Borrower stating that such financial statements fairly present the financial condition of the Borrower and its subsidiaries as at such date and the results of operations of the Borrower and its subsidiaries for the period ended on such date and have been prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of footnote disclosure and subject to changes resulting from normal, year-end audit adjustments; and (ii) within one hundred twenty
(120) days following the end of Borrower's fiscal year, complete annual financial statements, certified by independent certified public accountants acceptable to CoastFed.

  3.9 Tax Returns and Payments; Pension Contributions. Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state or local law. Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or hereafter owed by Borrower. Borrower may defer payment of any contested taxes provided that Borrower (i) in good faith contests Borrower's obligation to pay such taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies CoastFed in writing of the commencement of and any material development in such proceedings, and (iii) posts bonds or takes any other steps required to keep such contested taxes from becoming a lien against or charge upon any of the Collateral or other properties of Borrower. Borrower shall at all times utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any material liability of Borrower, including, without limitation, any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. When requested, Borrower will furnish CoastFed with proof satisfactory to CoastFed of Borrower's making the payment or deposit of all such taxes and contributions, such proof to be delivered within

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five (5) days after the due date established by law for each such payment or deposit. If Borrower fails or is unable to pay or deposit such taxes or contributions, CoastFed may, but is not obligated to, pay the same and treat all such advances as additional Obligations of Borrower. Such advances shall bear interest at the highest interest rate applicable to any of the Obligations.

  3.10 Compliance with Law. Borrower has complied, and will comply, in all material respects with all provisions of all foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, those relating to Borrower's ownership of real or persona property, conduct and licensing of Borrower's business and employment of Borrower's personnel.

  3.11 Litigation. Except as set forth in the Schedule hereto there is no claim, suit, litigation, proceeding or investigation pending or threatened by or against or affecting Borrower in any court or before any regulatory commission, board or other governmental agency (or any basis therefor known to Borrower) which is reasonably likely to result, either separately or in the aggregate, in any material adverse change in the business or condition of Borrower, or in any impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will immediately inform CoastFed in writing of any claim, proceeding, litigation or investigation hereafter threatened or instituted by or against Borrower involving in excess of $50,000.00.

  3.12 Use of Proceeds. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchased or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock." All proceeds of all Loans shall be used solely for lawful business purposes.

  3.13 Continuing Effect. All representations, warranties and covenants of Borrower contained in this Loan Agreement and any Collateral Agreement and any other agreement with CoastFed shall be true and correct at the time of the effective date of each such agreement and shall be deemed continuing and shall remain true, correct and in full force and effect until payment and satisfaction in full of all of the Obligations, and Borrower acknowledges that CoastFed is and will be expressly relying on such representations, warranties and covenants in making Loans to Borrower.

4  ADDITIONAL DUTIES OF DEBTOR

  4.1 Insurance. Borrower shall, at all times, at Borrower's expense, insure all of the Collateral other than Accounts and carry such other business insurance with insurers acceptable to CoastFed, covering such property and risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the localities where the Borrower operates, and in such form and amounts as CoastFed may reasonably require. All such insurance policies shall name CoastFed an additional loss payee, shall provide that proceeds payable thereunder be payable directly to CoastFed unless written authority to the contrary is obtained, and shall also provide that no act or default of Borrower or any other person shall affect the right of CoastFed to recover thereunder and shall contain a lenders loss payee endorsement in form acceptable to CoastFed. Upon receipt of the proceeds of any such insurance, CoastFed shall apply such proceeds in reduction of the Obligations as CoastFed shall determine in its sole and absolute discretion. If Borrower fails to provide or pay for any such insurance, CoastFed may, but is not obligated to, procure the same at Borrower's expense. Borrower agrees to deliver to CoastFed, promptly as rendered, copies of all reports made to all insurance companies involving a claim in excess of $50,000.00.

  4.2 Reports. At its expense, Borrower shall report, in form satisfactory to CoastFed, such information as CoastFed may from time to time reasonably specify regarding Borrower or the Collateral; such reports shall be rendered with such frequency as CoastFed may reasonably specify. All reports furnished CoastFed shall be complete and accurate in all material respects.

  4.3 Access to Collateral, Books and Records. At any time CoastFed, or its agents, shall have immediate access to the Collateral and any other property of Borrower, wherever located. CoastFed shall have the right to audit and copy Borrower's books and records and accounts including accountants' reports wherever located but excluding communications to or by Borrower's attorneys (hereinafter collectively the "Records"). Borrower hereby irrevocably authorizes and directs any of the officers, agents, accountants and attorneys having possession or control of any. of the Records (including computer records) to physically deliver or make same available to CoastFed upon CoastFed's request. Borrower waives the benefit of any accountant-client privilege or other evidentiary privilege precluding or limiting the disclosure, divulgence or delivery of any of the Records. Upon the occurrence and continuation of an Event of Default CoastFed shall have the right to possession of, or to move to the premises of CoastFed or any agent of CoastFed, for so long as CoastFed may desire, all or any part of the Records.

  4.4 Prohibited Transactions. Borrower shall not without CoastFed's prior written consent which shall be a matter of CoastFed's good faith business judgment: merge, consolidate, dissolve, acquire any other corporation (provided that Borrower may merge into another

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corporation for purposes of effecting a reincorporation into another state after
CoastFed has indicated to Borrower that all steps necessary to protect the validity and perfection of CoastFed's first-priority security interest in the Collateral, subject to Permitted Liens have been taken); guarantee or otherwise become in any way liable with respect to the obligations of another party or entity (except by endorsements of instruments or items of payment for deposit to the general account of Borrower or which are transmitted or turned over to CoastFed on account of the Obligations, obligations pursuant to the Borrower's bylaws or in indemnification agreements, to indemnify officers, directors and employees of the Borrower, and guarantees of the obligations of the Borrower's subsidiaries; pay or declare any dividends (other than stock dividends) upon Borrower's stock; redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock (other than repurchases pursuant to employee benefit plans not to exceed $150,000 per year); make any change in Borrower's name, identity, corporate or capital structure without notifying CoastFed in writing at least fifteen (15) days prior thereto; sell or transfer any Collateral, except for the sale of inventory and other products, transactions with subsidiaries, and the license, sublicense and grant of distribution and similar rights, in the ordinary course of Borrower's business, sales or other dispositions of assets in the ordinary course of business which have become worn out or obsolete or which are promptly being replaced, and sales or dispositions of assets outside the ordinary course of business not exceeding in the aggregate $50,000.00 in any fiscal year; lend or distribute any of Borrower's property or assets, or incur any indebtedness for borrowed money in excess of $50,000.00 in any fiscal year (other than the indebtedness specified in Schedule 1), outside of the ordinary course of Borrower's business, except for transactions in the ordinary course of its business with subsidiaries.

  4.5 Notification of Changes. Borrower will promptly notify CoastFed in writing of any change of its executive officers, directors, any purchase of assets or property with an aggregate value exceeding $50,000.00 in any fiscal year out of the regular course of Borrower's business and any material adverse change in the business or financial affairs of Borrower.

  4.6 Charges. Borrower shall pay all charges assessed by CoastFed, in accordance with CoastFed's schedule of charges in effect from time to time, and such charges shall be part of the Obligations and shall be payable on demand.

  4.7 Litigation Cooperation. Should any suit or proceeding be instituted by or against CoastFed with respect to any Collateral or for the collection or enforcement of any Account, or in any manner relating to Borrower, Borrower shall, without expense to CoastFed, and wherever and whenever designated by CoastFed, make available Borrower and its officers, employees and agents, and Borrower's Records to the extent that CoastFed may deem reasonably necessary in order to prosecute or defend any such suit or proceeding.

  4.8 Remittance of Proceeds. All proceeds arising from the disposition of the Collateral shall be delivered, in kind, by Borrower to CoastFed in the original form in which received by Borrower not later than the following business day after receipt by Borrower. Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for CoastFed. CoastFed may from time to time verify directly with the respective account debtors the validity, amount and any other matters relating to the Accounts by means of mail, telephone or otherwise, either in the name of Borrower or CoastFed or such other name as CoastFed may choose.

  4.9 Execute Additional Documentation. Borrower agrees, at its expense, on demand by CoastFed, to execute all documents in form satisfactory to CoastFed, as CoastFed, in its sole discretion, may deem reasonably necessary or useful in order to perfect and maintain CoastFed's perfected first-priority or any other security interest in the Collateral, and in order to fully consummate all of the transactions contemplated under this Loan Agreement and under any Collateral Agreement.

5.  APPLICATION OF PAYMENTS.

  All forms of payments delivered to CoastFed on account of the Obligations constitute conditional payment only until such items are actually paid in cash to CoastFed; solely for the purpose of computing interest earned by CoastFed, credit therefor and for bank wire transfers shall be given as of the third business day after receipt by CoastFed in order to allow for clearance, bookkeeping and computer entries. All payments made by Borrower may be applied, and in CoastFed's sole discretion reversed and re-applied, in whole or in part to any of the Obligations, in such order and manner as CoastFed shall determine in its sole discretion.

6.  EVENTS OF DEFAULT AND REMEDIES

  6.1 Events of Default. If any of the following events shall occur, such an occurrence shall constitute an "Event of Default" and Borrower shall provide CoastFed with immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to CoastFed by Borrower or any of Borrower's officers, employees or agents now or hereafter shall be incorrect, false, untrue or misleading in any material respect; or (b) Borrower shall fail to repay when due part or all of any Loan or to pay any interest thereon when due; or (c) Borrower shall fail to perform when due any term or condition contained in this Loan Agreement or in any Collateral Agreement, or any other agreement between CoastFed and Borrower and such failure shall continue for 30 days; or (d) Borrower shall fail to pay or perform any other Obligation when due and such failure shall continue for 30 days; or (e) Any loss, theft, or substantial damage to, or destruction of, any material portion of or all of the Collateral (unless within five (5) days after the occurrence of any such event, Borrower furnishes CoastFed with evidence satisfactory to CoastFed that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies designating CoastFed as an additional named insured); or (f) A material impairment of the value of the Collateral or any material impairment in the priority of CoastFed's security interest; or (g) Any event shall arise which permits the acceleration of or actually results in the acceleration of the maturity of the indebtedness of Borrower to others under any loan or other agreement or undertaking for borrowed money; or (h) Any levy assessment attachment, seizure, lien or encumbrance for any cause or reason whatsoever, upon all or any part of the Collateral or any other asset of Borrower other than a Permitted Lien (unless discharged by payment, release or fully bonded against not more than thirty (30) days after such event has occurred); or (i) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against, Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or hereafter in effect, provided that the filing of an involuntary bankruptcy petition against the
--------
Borrower shall not be deemed to be an Event of Default hereunder if it is cured by being dismissed within 30 days after the date instituted (although CoastFed shall have no obligation to make Loans during such 30-day cure period); or entry of a court or governmental order which enjoins, restrains or in any way prevents Borrower from conducting all or any part of its business; or failure to pay any foreign, federal, state or local tax or other debt of Borrower unless, with respect to any such tax, Borrower complies with the provisions of Paragraphs 3.9
(i), (ii), and (iii); or (j) A notice of lien, levy or assessment is filed of record with respect to any of Borrower's assets by the United States or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts now or hereafter owing to any one or more of them becomes a lien upon all or any of the Collateral or any other assets of Borrower (other than a lien for real property taxes which are not yet due and payable) or any other Permitted Lien; or (k) Death, insolvency or incompetency of any guarantor of the Obligations; appointment of a conservator or guardian or the person of any such guarantor; appointment of a conservator, guardian, trustee, custodian or receiver of all or any part of the assets, property or estate of, any such guarantor; revocation or termination of, or limitation of liability upon, any guaranty of the Obligations; or commencement of proceedings by or against any guarantor or surety for Borrower under any bankruptcy or insolvency law; or (1) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than in compliance with the subordination agreement with respect hereto or if any person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (m) Borrower shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any such agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of Borrower; or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall make any transfer of its property to or for the benefit of any creditor at a time when other creditors similarly situated have not been paid.

  6.2 Remedies. Upon the occurrence of any Event of Default, and at any time thereafter, CoastFed, at its option, upon notice to Borrower, may do any one or more of the following (a) Cease advancing money or extending credit to or for the benefit of Borrower under this Loan Agreement, any Collateral Agreement, and may other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizing CoastFed without judicial process to enter onto any of the Borrower's premises without hindrance to search for, take possession of, keep, store, or remove any of the Collateral and remain on such premises or cause a custodian to remain thereon in exclusive control thereof without charge for so long as CoastFed deems necessary in order to complete the enforcement of its rights under this Loan Agreement or any Collateral Agreement, or any other agreement; provided, however, that should CoastFed seek to take possession of any or all of the Collateral by Court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that CoastFed retain possession of and not dispose of any such Collateral until after trial or final judgement (d) Require Borrower to assemble any or all of the Collateral and make it available to CoastFed at a place or places to be designated by CoastFed which are reasonably convenient to CoastFed and Borrower, and to remove the Collateral to such locations as CoastFed may deem advisable; (e) Complete processing, manufacturing or repair of all or any portion of the Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, CoastFed shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge. Without limiting any security interest granted CoastFed in other provisions of this Loan Agreement or in any Collateral Agreement or other agreement, for the purpose of completing manufacturing, processing or repair of Collateral and the disposition thereof, CoastFed is hereby granted a security interest in, and CoastFed and any purchaser from CoastFed may use without charge, all of the Borrower's plant, machinery, equipment, labels, licenses, processes, patents, patent applications, copyrights, names, trade names, trademarks, trade secrets, logos, advertising material and all other assets, and may also utilize all of Borrower's rights under any license or franchise agreement; (f) Sell, ship, reclaim, lease or otherwise dispose of all or any portion of the Collateral in its condition at the time CoastFed obtains possession or after further manufacturing, processing or repair, at any one or more public and/or private sales (including execution sales), in lots or in bulk, for cash, exchange or other property or on credit and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. CoastFed shall have the right to conduct such disposition on Borrower's premises without charge for such time or times as CoastFed deems fit, or on CoastFed's premises, or elsewhere and the Collateral need not be located at the place of disposition. CoastFed may directly or through any affiliated company purchase or lease any Collateral at any such public disposition and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of, and collect any Accounts and general intangibles comprising part or all of the Collateral and, in connection therewith, Borrower irrevocably authorizes CoastFed to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in CoastFed's sole discretion, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; (h) Demand and receive possession of any of Borrower's federal and state income tax returns and the Records utilized in the preparation thereof or referring thereto. All attorneys' fees, expenses, costs, liabilities and obligations incurred by CoastFed with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

  6.3 Standards for Determining Commercial Reasonableness. Borrower and CoastFed agree that the following conduct by CoastFed with respect to any disposition of Collateral shall conclusively be deemed commercially reasonable (but other conduct by CoastFed, including, but not limited to, CoastFed's use in its sole discretion of other or different times, places and manners of noticing and conducting any disposition of Collateral shall not be deemed unreasonable):
Any public or private disposition as to which on no later than the fifth calendar day prior thereto written notice thereof is mailed or personally delivered to Borrower and, with respect to any public disposition, on no later than the first calendar day prior thereto notice thereof describing in general non-specific terms, the Collateral to be disposed of is published once in a newspaper of general circulation in the county where the sale is to be conducted, at any place designated by CoastFed, with or without the Collateral being present, and which commences at any time between 8:00 a.m. and 5:00 p.m. Without limiting the generality of the foregoing, Borrower expressly agrees that, with respect to any disposition of Accounts, instruments and general intangibles (collectively "Receivables"), it shall be commercially reasonable for CoastFed to direct any prospective acquirer thereof to ascertain directly from Borrower any and all information (and CoastFed shall not be required to maintain records of, or answer any inquiries) concerning the Receivables offered for disposition, including, but not limited to, the terms of payment, aging and delinquency, if any, of the Receivables, the financial condition of any obligation or account debtor thereon or guarantor thereof, any collateral therefor and the condition and location of the goods, if any, that are the subject of any of the Receivables.

  6.4 Application of Proceeds. All proceeds realized as the result of any disposition of the Collateral shall be applied by CoastFed first to the costs, expenses, liabilities, obligations and attorneys' fees incurred by CoastFed in the exercise of its rights under this Loan Agreement and any Collateral Agreement, second to the interest due upon any of the Obligations and third to the principal of the Obligations in any order determined by CoastFed in its sole discretion. The surplus, if any, shall be paid to Borrower; if any deficiency shall arise, Borrower shall remain liable to CoastFed therefor. If, as a result of the disposition of any of the Collateral, CoastFed directly or indirectly enters into a credit transaction with any third party, CoastFed shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of such credit transaction or deferring the reduction thereof until the actual receipt by CoastFed of cash therefor from such third party.

  6.5 Remedies Cumulative. In addition to the rights and remedies set forth in this Loan Agreement and any Collateral Agreement, CoastFed shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under any and all other applicable laws and in any other instrument or hereafter entered into between CoastFed and Borrower and all such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by CoastFed of one or more of its rights or remedies shall not be deemed an election, nor bar CoastFed from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of CoastFed to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

7.  POWER OF ATTORNEY

  Borrower grants to CoastFed an irrevocable power of attorney coupled with an interest, authorizing and permitting CoastFed (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to, after the occurrence of an Event of Default, do any or all of the following, in Borrower's name or otherwise: (a) Execute on behalf of Borrower any documents that CoastFed may, in its sole and absolute discretion, deem advisable in order to perfect, maintain or improve CoastFed's security interest in the Collateral or other real or personal property intended to constitute Collateral, or in order to exercise a right of Borrower or CoastFed, or in order to fully consummate all the transactions contemplated under this Loan Agreement, any Collateral Agreement and all other present and future agreements; (b) At any time after the occurrence of an Event of Default, to execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of CoastFed's Collateral or in which CoastFed has an interest; (c) Execute on behalf of Borrower, any invoices relating to any Account, any draft against any Account debtor and any notice to any Account debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral: endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into CoastFed's possession; (e) Upon the occurrence of any Event of Default, to receive and open all mail addressed to Borrower; and to notify the Post Office authorities to change the address for the delivery of mail addressed to Borrower to such other address as CoastFed may designate, including, but not limited to, CoastFed's own address; CoastFed shall turn over to Borrower all of such mail not relating to the Collateral; (f) Endorse all checks and other forms of remittances received by CoastFed "Pay to the Order of CoastFed Business Credit Corporation," or in such other manner as CoastFed may designate; (g) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (h) Grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value and execute all releases and other documents in connection therewith; (i) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (j) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (k) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give CoastFed the same rights of access and other rights with respect thereto as CoastFed has under Paragraph 4.3 of this Loan Agreement; and (l) Take any action or pay any sum required of Borrower pursuant to this Loan Agreement, any Collateral Agreement and any other present or future agreements. Any and all sums paid and any and all costs, expenses, liabilities, obligations and attorneys' fees incurred by CoastFed with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall CoastFed's rights under the foregoing power of attorney or any of CoastFed's other rights under this Loan Agreement or any Collateral Agreement be deemed to indicate that CoastFed is in control of the business, management or properties of Borrower.

8  TERMINATION.

  This Loan Agreement and all Collateral Agreement(s) shall continue in effect until March 1, 1995 (the "initial renewal date") and shall thereafter automatically and continuously renew for successive additional terms of one year(s) each unless terminated as to future transactions as hereinafter provided. (The initial renewal date and each subsequent date on which the terms of this Loan Agreement and the Collateral Agreement(s) automatically renew are hereinafter referred to as "renewal dates.") This Loan Agreement and any Collateral Agreement may be terminated, as to future transactions only, as follows: (a) By written notice from either CoastFed or Borrower to the other, not less than sixty (60) days prior to the next renewal date, in which event termination shall be effective on the next renewal date; or (b) By CoastFed at any time after the occurrence of an Event of Default, without notice, in which event termination shall be effective immediately; or (c) By sixty (60) days' prior written notice from Borrower to CoastFed, in which event, termination shall be effective on the sixtieth day after such notice is given; or (d) By the grant by Borrower to any third party of a lien or encumbrance on, or security interest in, any of the Collateral other than a Permitted Lien, as provided in Paragraph 3.5, in which event termination shall be effective on the date selected by CoastFed pursuant to Paragraph 3.5. On the effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such obligations are otherwise then due and payable. If Borrower attempts to terminate this Loan Agreement under subparagraph (a) or (c) above, but does not pay and perform all Obligations in full on the effective date of termination, then this Loan Agreement and all Collateral Agreement(s) shall not be terminated and shall continue in full force and effect until the next renewal date and shall automatically renew thereafter as provided above. If termination occurs under subparagraph (b), (c) or (d) above, Borrower shall pay to CoastFed a termination fee in an amount equal to $4,000.00 for each month (or portion thereof) from the effective date of termination to the date which would have been the next renewal date had this Loan Agreement not been terminated. Said termination fee shall be included in the Obligations, shall be payable on the effective date of termination, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Notwithstanding any termination of this Loan Agreement or any Collateral Agreement, all of CoastFed's security interest in all of the Collateral and all of the terms and provisions of this Loan Agreement and all Collateral Agreement(s) shall continue in full force and effect until all Obligations have been paid and performed in full, and no termination shall in any way affect or impair any right or remedy of CoastFed, nor shall any such termination relieve Borrower of any Obligation to CoastFed until all of the Obligations have been paid and performed in full. Without limiting the fact that all Loans are discretionary on the part of CoastFed, CoastFed may, in its sole discretion, refuse to make any further Loans after termination. Upon payment and performance in full of all the Obligations, CoastFed shall promptly deliver to Borrower termination statements, request for reconveyance and such other documents as may be required to fully terminate any of CoastFed's security interests.

9.  NOTICES.

  All notices to be given hereunder shall be in writing and shall be served either personally or by depositing the same in the United States mail, postage prepaid, by regular first class mail, or by certified mail, return receipt requested, addressed to CoastFed or Borrower at the addresses shown above, or at any other address as shall be designated by one party, in a written notice to the other party. Any such notice shall be deemed to have been given upon delivery in the case of notices personally delivered to Borrower or to an officer of CoastFed, or at the expiration of two (2) business days following the deposit thereof in the United States mail, with postage prepaid (except that any notice of disposition referred to in Paragraph 6.3 hereof that is mailed shall be deemed given at the time of deposit thereof in the United States mail, with postage prepaid). If there is more than one Borrower, notice to any Borrower shall constitute notice to all; if Borrower is a corporation, the service upon any member of the Board of Directors, officer, employee or agent shall constitute service upon the corporation.

10.  GENERAL WAIVER

  The failure of CoastFed at any time or times hereafter to require Borrower to strictly comply with any of the provisions of this Loan Agreement or any Collateral Agreement or any other present or future agreement between Borrower and CoastFed shall not waive or diminish any right of CoastFed thereafter to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto. None of the provisions of this Loan Agreement or any Collateral Agreement or other agreement now or hereafter executed by Borrower and delivered to CoastFed shall be deemed to have been waived by any act or knowledge of CoastFed or its agents or employees, but only by a specific written waiver signed by an officer of CoastFed and delivered to Borrower. Borrower waives the benefit of all statute(s) of limitations in any action or proceeding based upon or arising out of this Loan Agreement or any Collateral Agreement or any other present or future instrument or agreement between CoastFed and Borrower. Borrower waives any and all notices or demands which Borrower might be entitled to receive with respect to this Loan Agreement, any Collateral Agreement, or any other agreement by virtue of any applicable law. Borrower hereby waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, Account, general intangible, document or guaranty at any time held by CoastFed on which Borrower is or may in any way be liable, and notice of any action taken by CoastFed unless expressly required by this Loan Agreement or any Collateral Agreement. Borrower hereby ratifies and confirms whatever CoastFed may do pursuant to this Loan Agreement and any Collateral Agreement and agrees that CoastFed shall not be liable for (a) the safekeeping of the Collateral or any loss or damage thereto, or diminution in value thereof, from any cause whatsoever (except that CoastFed shall exercise reasonable care to assure the safe custody of Collateral in its possession), or (b) any act or omission of any carrier, warehouseman, bailee, forwarding agent or other person, or (c) any act of commission or any omission by CoastFed or its officers, employees, agents or attorneys, or any of its or their errors of judgment or mistakes of fact or law.

11.  ATTACHMENT WAIVERS.

  To the extent that CoastFed, in its sole and absolute discretion, determines, prior to the disposition of all of the Collateral, that the amount to be realized by CoastFed from the disposition of all of the Collateral may be less than the amount of the Obligations, and to the full extent of any such anticipated deficiency, Borrower waives the benefit of Section 483.010 (b) of the California Code of Civil Procedure and of any and all other statutes requiring CoastFed to first resort to and exhaust all of the Collateral before seeking or obtaining any attachment remedy against Borrower, and Borrower expressly agrees that, to the extent of such anticipated deficiency, CoastFed shall have all of the rights of an unsecured creditor, including, but not limited to, the right of CoastFed, prior to the disposition of all of the Collateral, to obtain a temporary protective order and writ of attachment or other available remedy. CoastFed shall have no liability to Borrower if the actual deficiency realized by CoastFed is less than the anticipated deficiency on the basis of which CoastFed obtained a temporary protective order or writ of attachment. In the event CoastFed should seek a temporary protective order, or writ of attachment, or both, Borrower hereby irrevocably waives any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident or condition precedent to the issuance of any temporary protective order or writ of attachment.

12.  ATTORNEYS' FEES AND COSTS

  Borrower shall forthwith pay to CoastFed the amount of all attorneys' fees and all filing, recording, publication, search and other costs incurred by CoastFed pursuant to this Loan Agreement, any Collateral Agreement or any other present or future agreement or in connection with any transaction contemplated hereby, or with respect to the Collateral or the defense or enforcement of its interests (whether or not CoastFed files a lawsuit against Borrower). Without limiting the generality of the foregoing, Borrower shall, with respect to each and all of the foregoing, pay all attorneys' fees and costs CoastFed incurs in order to: obtain legal advice; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account debtors; commence, intervene in, respond to, or defend any action or proceeding; initiate any complaint to be relieved of the effect of the automatic stay in bankruptcy in order to commence or continue any foreclosure or other disposition of the Collateral or to commence, defend or continue any action or other proceeding in or out of bankruptcy against Borrower or relating to the Collateral; file or prosecute a claim or right in any action or proceeding, including, but not limited to, any probate claim, bankruptcy claim, third-party claim, secured creditor claim or reclamation complaint; examine, audit count, test, copy, or otherwise inspect any of the Collateral or any of Borrower's books and records; or protect, obtain possession of, lease, dispose of, or otherwise enforce any security interest in or lien on, the Collateral or represent CoastFed in any litigation with respect to Borrower's affairs. Without limiting the generality of the foregoing, Borrower shall reimburse CoastFed for its out of pocket costs in connection with CoastFed's regular quarterly audits of Borrower and Borrower shall pay CoastFed an audit fee of $1,250.00 for each such quarterly audit. If either CoastFed or Borrower files any lawsuit against the other predicated on a breach of this Loan Agreement or any Collateral Agreement, the prevailing party in such action shall be entitled to recover its costs and attorneys' fees, including, but not limited to, attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which CoastFed may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

13.  DESTRUCTION OF DEBTOR'S DOCUMENTS; LIMITATION OF ACTIONS.

  Any documents, schedules, invoices or other papers delivered to CoastFed may be destroyed or otherwise disposed of by CoastFed six (6) months after they are delivered to CoastFed unless Borrower makes written request therefor and pays all expenses attendant to their return, in which event, CoastFed shall return same when CoastFed's actual or anticipated need therefore has terminated. Borrower agrees that any claim or cause of action by Borrower against CoastFed, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any Collateral Agreement, or any other present or furore agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by CoastFed, its directors, officers, employees, agents, accountants or attorneys, relating in any way to Borrower, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within six (6) months after Borrower learns of, or in the exercise of reasonable diligence should have learned of, the first act, occurrence or omission upon which such claim or cause of action, or any part thereof is based, and the service of a summons and complaint on an officer of CoastFed, or on any other person authorized to accept service on behalf of CoastFed, within thirty (30) days thereafter. Borrower agrees that such six-month period of dyne is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The six month period provided herein shall not be waived, tolled, or extended except by the written consent of CoastFed in its sole and absolute discretion. This provision shall survive any termination, however arising, of this Loan Agreement, any Collateral Agreement, and any other present or future agreement.

14.  GENERAL PROVISIONS

  14.1 Severability. Should any provision, clause or condition of this Loan Agreement or any Collateral Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Loan Agreement or any Collateral Agreement.

  14.2 Integration. This Loan Agreement and any Collateral Agreements and such other agreements, documents and instruments as may be executed in connection herewith shall be construed as the entire and complete agreement between Borrower and CoastFed and shall supersede all prior negotiations, all of which are merged and integrated herein.

  14.3 Amendment. The terms and provisions of this Loan Agreement and any Collateral Agreement may not be waived or amended except in a writing executed by Borrower and a duly authorized officer of CoastFed.

  14.4 Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Loan Agreement and any Collateral Agreement.

  14.5 Mutual Waiver of Jury Trial. Borrower and CoastFed each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to, this Loan Agreement or any Collateral Agreement or any other present or future instrument or agreement between CoastFed and Borrower, or any conduct, acts or omissions of CoastFed or Borrower any of their directors, officers, employees, agents, attorneys or any other persons affiliated with CoastFed or Borrower.

  14.6 Benefit of Agreement. The provisions of this Loan Agreement and any Collateral Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of the parties hereto; provided, however, that Borrower may not assign or transfer any of its rights under this Loan Agreement or any Collateral Agreement without the prior written consent of CoastFed, and any prohibited assignment shall be void. No consent by CoastFed to any assignment shall relieve Borrower or any guarantor from its liability for the Obligations

  14.7 Joint and Several Liability. The liability of each Borrower shall be joint and several and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

  14.8 Paragraph Headings; Construction. Paragraph headings are used herein for convenience only. Borrower acknowledges that the same may not describe completely the subject matter of the applicable paragraph, and the same shall not be used in any manner to construe, limit, define or interpret any term or provision hereof. This Loan Agreement and the Collateral Agreements have been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Loan Agreement or any Collateral Agreement shall be construed strictly against CoastFed or Borrower under any rule of construction or otherwise.

  14.9 Governing Law; Jurisdiction; Venue. This Loan Agreement and any Collateral Agreement and all acts and transactions hereunder and all rights and obligations of CoastFed and Borrower shall be governed by and in accordance with the laws of the State of California. Any undefined term used in this Loan Agreement or in any Collateral Agreement that is defined in the California Uniform Commercial Code shall have the meaning therein assigned to that term. As a material part of the consideration to CoastFed to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly hereto shall, at CoastFed's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any arid all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

  14.10 Execution by CoastFed. This Loan Agreement and any Collateral Agreement which has been executed and delivered by Borrower to CoastFed shall not become effective unless and until executed by a duly authorized officer of CoastFed.

  14.11 Confidentiality. CoastFed covenants and agrees, on a continuing basis, to use reasonable efforts to maintain the confidentiality of and not to disclose to any person other than its officers, directors, attorneys and accountants and affiliates, and such other persons to whom CoastFed shall at any time be required to make such disclosure in accordance with applicable law (including, but not limited to, laws relating to the perfection of CoastFed's security, interests in the Collateral), any and all proprietary, trade secret or confidential information provided to or received by CoastFed from or on account of Borrower or any affiliate of Borrower, including business plans and forecasts, non-public financial information, confidential or secret processes, formulae, devices or contractual information, customer lists, employee relation matters, and any other information the disclosure of which could reasonably be expected to have a material adverse impact on the business, finances or operations of Borrower or its affiliates, provided, however, the foregoing
                                          --------  -------
provisions shall not be effective regarding the disposition of Collateral after an Event of Default.

  Borrower:

       NEURON DATA, INC.
       a California corporation

       By   /s/ Signature illegible
            -----------------------

       Title   Chief Financial Officer
               -----------------------

       By   /s/
            -----------------------


       Title
               ---------------------


  CoastFed:

       COASTFED BUSINESS CREDIT
       CORPORATION

       By   /s/ Signature illegible
            -----------------------

       Title   Sr. V. Pres.
               ------------

                   SCHEDULE 1 TO LOAN AND SECURITY AGREEMENT
                   -----------------------------------------

                               NEURON DATA, INC.
                               ----------------


          Section 3.4. Collateral is located at the locations listed in Exhibit
          -----------                                                   -------
A hereto.
-

          Section 3.5
          -----------

          (1)  Attached as Exhibit B hereto is a listing of UCC filings with the
                           ---------
California Secretary of state as of January 27, 1994.

          (2)  The Borrower leases premises at the locations specified in

Exhibit C hereto.
---------

                                   EXHIBIT A
[ND LOGO]
NEURON DATA
                                 SALES OFFICES
================================================================================

HEADQUARTERS                                                  ND D.C. (VIRGINIA)
------------                                                  ------------------
156 University Avenue                                         1420 Spring Hill Road, Suite 600
Palo Alto, CA 94301                                           McLean, VA 22102
Ph: 415/321-4488                                              Ph: 703/821-8800
Fax: 415/321-3728                                             Fax: 703/442-0846

Pat O'Connor, Consultant, Acting N.A. Sales                   Paul Pelt, District Manager
h: 415/885-4108                                               h/o: 404/998-5477
                                                              h: 404/993-5186
Donna Jeker, VP, Bus. Devel.
h: 510/527-0731                                               ND NEW YORK
                                                              -----------
ND ATLANTA                                                    747 Third Ave. 8th Floor
----------                                                    New York, NY 10017
Five Concourse Parkway, Suite 3100                            Ph: 212/832-8900 (Geri Owens)
Atlanta, GA 30328                                             Fax: 212/832-9477
Ph: 404/804-5828
Fax: 404/804-5819                                             Robert Rossi, Sr. Technical Rep.
                                                              h: 212/355-1264
Paul Pelt, District Manager
h/o: 404/998-5477                                             ND LOS ANGELES
h: 404/993-5186                                               --------------
                                                              550 North Brand Blvd., Suite 700
Cindy Wilson                                                  Glendale, CA 91203
[???] Systems Floor                                           Ph: 818/545-4725
h: 404/303-7069                                               Fax: 818/548-8035 or 818/247-1414
m: 404/210-6221
                                                              Bob McGlashan, District Manager
ND CHICAGO                                                    h: 818/952-1821
----------                                                    m: 818/384-0075
2443 Warrenville Road, Suite 600
Lisle, IL 60532                                               John Roy, Sr. Tech Support Rep.
Ph: 708/955-3688                                              2537 Tequestra
Fax: 708/955-3682                                             Tustin, CA 92680
                                                              h: 714/573-8362
Ken Berbert, Central Regional Mgr.                            Fax: 714/832-6337
h: 708/961-1475                                               (working out of his home)
m: 708/204-0428

Paul Jonusaitus, Sr. Technical Rep.
h: 708/469-1648

ND PENNSYLVANIA
---------------
1 Tower Bridge, Suite 800
West Conshocken, PA 19428
Ph: 215/941-2981
Fax: 215/828-7810

Steve Friedman, Northeast Regional Mgr.
h: 215/293-1573

Telesales
Chris Bastertier   x-509  h: 415/965-9669                     Greg Johnsen  x-532  h: 510/658-7714
Katey Bogust  x-513  h: 415/371-7608                          Frank Peel  x-520  h: 408/244-7407
Fred Barth   x-515  h: 415/389-6528                           Rachel Wood  x-510  h: 415/497-0742
Jenny [???]  x-514  h: 415/387-7788

================================================================================
Tech Hotline: 415/321-8152
Toll Free Sales: 800/876-4900

ND NEW YORK                                                      ND JAPAN
-----------                                                      --------
747 Third Ave. 8th Floor                                         3F Kyuroko Bldg.
New York, NY 10017                                               2-3-8 MINAMI-AOYAMA
Ph: 212/832-8900                                                 Minato-Ku, Tokyo 107
Fax: 212/832-9477                                                Japan

Geri Owens                                                       Ph: (813)3746-4371  *Dial 011 first
                                                                 Fax: (813)3746-4374
ND PARIS
--------                                                         Hidetoshi Sakoh
23 Rue Vernet                                                    Kimiko Honda - Admin. Asst.
75008, Paris France                                              Mr. Ito - Sales
Ph: 33/1-4070-0421  *Dial 011 first                              Mr. Kudo
Fax: 33/1-4723-7143 (sales/mkt/admin)                            Hiroshi Okuda - tech support
Fax: 33/1-4070-09-67 (tech)
                                                                 ND LOS ANGELES
Jean-Marie Chauvet                                               --------------
David Chu (sales manager)                                        4000 MacArthur Boulevard
Nicolas Bonnet                                                   Suite 3000
Jean Paul Durrieu                                                Newport Beach, CA 92660
Bruno Johier
Isabelle Ferreira (telesales, office mgt)                        Ph: 714-851-4621
Vincent Delacour                                                 Fax: 714-851-6460
Caroline Ferreira
Michele Latournerie                                              John Roy (Snr. Tech Support Rep.)
Pierre Feillet
                                                                 550 N. Brand Boulevard, Suite 700
ND LONDON                                                        Glendale, CA 91203
---------
34 S. Molton                                                     Ph: (818) 545-4725
London W1Y2BP, England                                           Direct Fax: (818) 548-8035
Ph: 44/71-344-9711  *Dial 011 first                              General Off Fax: (818) 247-1414
Fax: 44/71-495-6157
Direct Line (to be used after 6:00pm local time):                Bob McGlashan
44/71-409-7305
                                                                 ND CHICAGO
Pany Christofereu (U.K. Country Mgr.)                            ----------
Melissa Greek - Marketing Asst.                                  2443 Warrenville Rd.
Paul Vincent - Pre/Post Sales Support                            Suite 600
Debbie Marsden - Pre/Post Sales Support                          Lisle, IL 60532
Bob Moore - Post Sales Support/Training
Steve Kelly - New Business Sales Executive                       Ph: (708) 955-3688
                                                                 Fax: (708) 955-3682
ND HOUSTON                                                       car phone (708) 825-2070
----------                                                       home phone (708) 961-1475
1331 Lamar St., Ste. 1459
Houston, TX 77010                                                Ken Berbert
Ph: 713/739-9020
Fax: 713/739-8055                                                ND PENNSYLVANIA
                                                                 ---------------
Robert Rossi                                                     1 Tower Bridge
                                                                 Suite 800
ND D.C. (VIRGINIA)                                               West Conshocken, PA 19428
------------------                                               Ph: (215) 941-2981
1420 Spring Hill Road, Suite 600                                 Fax: (215) 828-7810
McLean, VA 22102
                                                                 Steve Friedman
Ph: 703/821-8800
Fax: 703/442-0848                                                ND ATLANTA
                                                                 ----------
                                                                 Paul Pelt

                                   EXHIBIT B



THIS DATA IS FOR INFORMATION PURPOSES ONLY. CERTIFICATION CAN ONLY BE OBTAINED THROUGH THE OFFICE OF THE CALIFORNIA SECRETARY OF STATE. PHO HAS NOT RECEIVED ALL UCC FILINGS FOR 11/30/93, 12/1/93, AND 12/2/93 FROM THE CALIFORNIA SECRETARY OF STATE. WE ARE WORKING WITH THE STATE TO RESOLVE THIS PROBLEM.

Summary of Uniform Commercial Code (Name) Data for California
For: NEURON DATA                               Thru Date: 01/27/9
   1    16 NEURON DATA
   End of list
Enter request:

THIS DATA IS FOR INFORMATION PURPOSES ONLY. CERTIFICATION CAN ONLY BE OBTAINED THROUGH THE OFFICE OF THE CALIFORNIA SECRETARY OF STATE. PHO HAS NOT RECEIVED ALL UCC FILINGS FOR 11/30/93, 12/1/93, AND 12/2/93 FROM THE CALIFORNIA SECRETARY OF STATE. WE ARE WORKING WITH THE STATE TO RESOLVE THIS PROBLEM.

Detail Display of Uniform Commercial Code (Name) Data for California
For: NEURON DATA                                    Thru Date:  01/27/94

  1 ORIG CA  88016443  01/25/88
     D: NEURON DATA, 77-0081248, 444 HIGH ST, PALO ALTO, CA
     S: ATTIS, 224 AIRPORT PKWY STE 300, SAN JOSE, CA

  2 ORIG CA  88113772  05/12/88
     D: NEURON DATA, 77-0081248, 444 HIGH ST, PALO ALTO, CA
     S: LEASAMETRIC INC, 1164 TRITON DR, FOSTER CITY, CA

  3 ORIG CA 89320282 12/18/89
     D: NEURON DATA, 444 HIGH ST, PALO ALTO, CA
     S: IBM CREDIT CORP, 290 HARBOR DR, STAMFORD, CT

  4 ORIG CA     90024107     01/30/90
     D: NEURON DATA, 444 HIGH ST, PALO ALTO, CA
     S: IBM CREDIT CORP, 290 HARBOR DR, STAMFORD, CT
PAGE 1 - press ENTER for next page, Q to quit:

THIS DATA IS FOR INFORMATION PURPOSES ONLY. CERTIFICATION CAN ONLY BE OBTAINED THROUGH THE OFFICE OF THE CALIFORNIA SECRETARY OF STATE. PHO HAS NOT RECEIVED ALL UCC FILINGS FOR 11/30/93, 12/1/93, AND 12/2/93 FROM THE CALIFORNIA SECRETARY OF STATE. WE ARE WORKING WITH THE STATE TO RESOLVE THIS PROBLEM.

Detail Display of Uniform Commercial Code (Name) Data for California
For: NEURON DATA                                        Thru Date: 1/27/9

  5 ORIG CA 90220917 09/04/90
     D: NEURON DATA INC, 444 HIGH ST, PALO ALTO, CA
     S: AMERICAN LEASING, P O BOX 682, SANTA CLARA, CA
  6 ASGN CA 90220917 09/04/90 90220917 09/04/90
    XA: DENRICH LEASING, 8325 N/W 53RD ST, MIAMI, FL

  7 ORIG CA 90224036 09/07/90
     D: NEURON DATA, 444 HIGH ST, PALO ALTO, CA
     S: AT & T CREDIT CORP, 44 WHIPPANY RD, MORRISTOWN, NJ

  8 ORIG CA 90300952 12/11/90
     D: NEURON DATA INC, 444 HIGH ST STE 220, PALO ALTO, CA
     S: LEASEPARTNERS CORP, 111 ANZA BLVD STE 200, BURLINGAME, CA 9 ASGN CA 90300952 12/11/90 90300952 12/11/90
     XA: HELLER FINANCIAL INC, 200 N LA SALLE ST, CHICAGO, IL PAGE 2 - press ENTER for next page, P for prior, Q to quit:

THIS DATA IS FOR INFORMATION PURPOSES ONLY. CERTIFICATION CAN ONLY BE OBTAINED THROUGH THE OFFICE OF THE CALIFORNIA SECRETARY OF STATE. PHO HAS NOT RECEIVED ALL UCC FILINGS FOR 11/30/93, 12/1/93, AND 12/2/93 FROM THE CALIFORNIA SECRETARY OF STATE. WE ARE WORKING WITH THE STATE TO RESOLVE THIS PROBLEM.

Detail Display of Uniform Commercial Code (Name) Data for California
For: NEURON DATA                                    Thru Date: 01/27/9
  10 ASGN CA  90300952  12/11/90 90300952 09/21/92
     XA: LB CREDIT CORP, 101 CALIFORNIA ST STE 2800, SAN FRANCISCO, CA

  11 ORIG CA  90300958  12/11/90
     D: NEURON DATA INC, 444 HIGH ST STE 220, PALO ALTO, CA
     S: LEASEPARTNERS CORP, 111 ANZA BLVD STE 200, BURLINGAME, CA
  12 ASGN CA 90300958 12/11/90  90300958  12/11/90
     XA: HELLER FINANCIAL INC, 200 N LA SALLE ST, CHICAGO, IL

  13 ORIG CA  90305004  12/17/90
     D: NEURON DATA INC, 444 HIGH ST STE 220, PALO ALTO, CA
     S: LEASEPARTNERS CORP, 111 ANZA BLVD STE 200, BURLINGAME, CA
  14 ASGN CA  90305004  12/17/90  90305004  12/17/90
     XA: PHILADELPHIA NATL BK, BROAD & CHESTNUTS STS, PHILADELPHIA, PA PAGE 3 - press ENTER for next page, P for prior, Q to quit:

THIS DATA IS FOR INFORMATION PURPOSES ONLY. CERTIFICATION CAN ONLY BE OBTAINED THROUGH THE OFFICE OF THE CALIFORNIA SECRETARY OF STATE. PHO HAS NOT RECEIVED ALL UCC FILINGS FOR 11/30/93, 12/1/93, AND 12/2/93 FROM THE CALIFORNIA SECRETARY OF STATE. WE ARE WORKING WITH THE STATE TO RESOLVE THIS PROBLEM.

Detail Display of Uniform Commercial Code (Name) Data for California
For: NEURON DATA                                     Thru Date: 01/27/94

  15 ORIG CA  90305005  12/17/90

     D: NEURON DATA INC, 444 HIGH ST STE 220, PALO ALTO, CA
     S: LEASEPARTNERS CORP, 111 ANZA BLVD STE 200, BURLINGAME, CA
  16 ASGN CA 90305005 12/17/90 90305005 12/17/90
     XA: PHILADELPHIA NATL BK, BROAD & CHESTNUTS STS, PHILADELPHIA, PA

  17 ORIG CA  91068990  04/01/91
     D: NEURON DATA INC, 156 UNIVERSITY AVE, PALO ALTO, CA
     S: EATON FINANCIAL CORP, 4464 B WILLOW RD, PLEASANTON, CA

  18 ORIG CA  91080947  04/12/91
     D: NEURON DATA INC, 444 HIGH ST, PALO ALTO, CA
     S: LEASEPARTNERS CORP, 111 ANZA BLVD STE 200, BURLINGAME, CA
  19 ASGN CA 91080947 04/12/91 91080947 04/12/91
     XA: SANWA BUSINESS CREDIT CORP, ONE S WACKER DR, CHICAGO, IL
PAGE    4 - press ENTER for next page, P for prior, Q to quit:

THIS DATA IS FOR INFORMATION PURPOSES ONLY. CERTIFICATION CAN ONLY BE OBTAINED THROUGH THE OFFICE OF THE CALIFORNIA SECRETARY OF STATE. PHO HAS NOT RECEIVED ALL UCC FILINGS FOR 11/30/93, 12/1/93, AND 12/2/93 FROM THE CALIFORNIA SECRETARY OF STATE. WE ARE WORKING WITH THE STATE TO RESOLVE THIS PROBLEM.

Detail Display of Uniform Commercial Code (Name) Data for California
For: NEURON DATA                                Thru Date: 01/27/9

  20 ASGN CA  91080947  04/12/91 91080947 02/13/92
     XA: LB CREDIT CORP, 101 CALIFORNIA ST STE 2800, SAN FRANCISCO, CA

  21 ASGN CA 91080947 04/12/91 91080947 11/23/92
     XA: LEASE PARTNERS CORP, 111 ANZA BLVD #200, BURLINGAME, CA

  22 ORIG CA  91080949  04/12/91
     D: NEURON DATA INC, 444 HIGH ST, PALO ALTO, CA
     S: LEASEPARTNERS CORP, 111 ANZA BLVD STE 200, BURLINGAME, CA
  23 ASGN CA  91080949  04/12/91  91080949 04/12/91
     XA: SANWA BUSINESS CREDIT CORP, ONE S WACKER DR, CHICAGO, IL
  24 ASGN CA 91080949 04/12/91 91080949   02/13/92
     XA: LB CREDIT CORP, 101 CALIFORNIA ST STE 2800, SAN FRANCISCO, CA

  25 ORIG CA  91095160  04/30/91
     D: NEURON DATA, 156 UNIVERSITY AVE, PALO ALTO, CA
     S: EATON FINANCIAL CORP, 4464 B WILLOW RD, PLEASANTON, CA
PAGE    5 - press ENTER for next page, P for prior, Q to quit:

THIS DATA IS FOR INFORMATION PURPOSES ONLY. CERTIFICATION CAN ONLY BE OBTAINED THROUGH THE OFFICE OF THE CALIFORNIA SECRETARY OF STATE. PHO HAS NOT RECEIVED ALL UCC FILINGS FOR 11/30/93, 12/1/93, AND 12/2/93 FROM THE CALIFORNIA SECRETARY OF STATE. WE ARE WORKING WITH THE STATE TO RESOLVE THIS PROBLEM.

Detail Display of Uniform Commercial Code (Name) Data for California
For: NEURON DATA                             Thru Date: 01/27/94

  26 ORIG CA  92200798  09/16/92
     D: NEURON DATA, 444 HIGH ST, PALO ALTO, CA
     S: LEASE PARTNERS CORP, 111 ANZA BLVD STE 200, BURLINGAME, CA 27 ASGN CA 92200798 09/16/92 92200798 09/16/92
     XA: NATL WESTMINSTER BK U S A, 175 WATER ST, NEW YORK, NY

  28 ORIG CA  93025842  02/05/93
     D: NEURON DATA, 156 UNIVERSITY AVE, PALO ALTO, CA
     S: LEASE PARTNERS CORP, 111 ANZA BLVD STE 200, BURLINGAME, CA
PAGE 6 - LAST PAGE.. enter P for prior page, or press ENTER to end detail:

                                   EXHIBIT C

                                  FACIL LEASES

                       FACILITY LEASES

LESSOR                                   ADDRESS

101 UNIVERSITY                           444 HIGH ST. PALO ALTO, CA             Palo Alto warehouse & production facil.
THOITS BROS., INC.                       156 UNIVERSITY, PALO ALTO, CA          Palo AIto Headquarters
SAGE REALTY CORP                         747 THIRD AVE, N.Y., NY                ND New York (Sales & Support) office
ARBOR OFFICE SUITES                      ONE TOWER BRIDGE, W. CONSHOHOCKEN, PA  ND Pennsylvania"  "
HQ-CHICAGO, INC.                         2443 WARRENVILLE RD., LISLE, IL        ND Chicago " "
SOURCE OFC SUITES OF TYSON               1420 SPRING HILL RD., MCLEAN, VA       ND D.C." "
CES OFFICE CENTERS                       5 CONCOURSE PKWY, ATLANTA, GA          ND Atlanta"  "
EXEC. MGT. SERVICES                      550 N. BRAND BLVD, GLENDALE, CA        ND Los Angeles"  "
LAHAINA, INC.                            1331 LAMAR, HOUSTON, TX                ND Houston"  "
PACIFIC OFFICE CENTER                    4000 MACARTHUR BLVD, NEWPORT BEACH, CA ND Los Angeles"  "

                     [LETTERHEAD OF COAST BUSINESS CREDIT]



June 12, 1997



Mr. Jack Bradley
Chief Financial Officer
Neuron Data, Inc.
1310 Villa Street
Mountain View, California 94041

Dear Jack:

Enclosed please find three sets of the Third Amendment to Loan and Security dated March 24, 1997. These were originally titled Second Amendment in error. Please initial both copies of the Amendment and sign below in the space provided on the cover letter and return one Amendment and the cover letter to my attention at your earliest convenience.

Sincerely,

COAST BUSINESS CREDIT

/s/ John D. Watkins
-------------------
John D. Watkins
Assistant Vice President



Enclosure                           ACCEPTED & AGREED TO:

                                    NEURON DATA, INC.


                                    /s/ Jack Bradley
                                    ----------------
                                    Jack Bradley, CFO

                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

     THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of March 24, 1997 (this "Amendment"), amends that certain Loan and Security Agreement, dated as of March 11, 1994; as amended by that certain First Amendment to Loan and Security Agreement, dated as of March 31, 1995 (as amended from time to time, the "Loan Agreement"), by and between NEURON DATA, INC., a California corporation ("Borrower"), on the one hand, and COAST BUSINESS CREDIT, a division of Southern Pacific Thrift & Loan Association, a California corporation, formerly known as CoastFed Business Credit Corporation ("Coast"), on the other hand. All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

                                    RECITALS

     WHEREAS, Borrower and Coast wish to amend the Loan Agreement pursuant to the terms and provisions set forth in this Amendment; and

     NOW, THEREFORE, the parties hereto agree as follows:

                                   AMENDMENT

     Section 1.3 Amendment to Section 1.1 of the Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended by deleting the last sentence of such
Section in its entirety and replacing it with the following:

          "Notwithstanding anything herein or in. any Collateral Agreement to the contrary, in no event shall the Borrower permit the total balance of all Loans and all other Obligations outstanding at any one time to exceed Five Million Dollars ($5,000,000); and, if for any reason they do, Borrower shall immediately pay the amount of such excess to CoastFed in immediately available funds."

     Section 2. Extended Tern. The parties acknowledge and confirm to each other that pursuant to the terms of Section 8 of the Loan Agreement, as amended, the Loan Agreement and all Collateral Agreement(s) have automatically renewed and shall continue in effect until March 1, 1999, subject to all terms and provisions of such Section 8, the Loan Agreement, and the Collateral Document(s).

     Section 3. Conditions Precedent. The effectiveness of this Amendment is expressly conditioned upon:

              3.1 Receipt by Coast of an executed copy of this Amendment; and

              3.2 Receipt by Coast of and executed Amendment Number One to Security Agreement in Copyrighted Works, and the recording thereof with the United States Copyright Office, in form and substance satisfactory to Coast in its sole and absolute discretion.

     Section 4. Further Assurances. Borrower agrees, at its expense, on request by Coast, to execute all other documents and take all other actions, as Coast and Coast's counsel located in the United Kingdom, may deem reasonably necessary or useful in order to perfect and maintain Coast's perfected security interest in the Collateral, including, but not limited to, book debt of Borrower's subsidiary Neuron Data Limited, and in order to fully consummate the transactions contemplated by the Loan Agreement and this Amendment.

     Section 5. Entire Agreement. The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Borrower represents, warrants and agrees that in entering into the Loan Agreement and consenting to this Amendment, it has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Coast or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

     Section 6. Conflicting Terms. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

     Section 7. Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                 BORROWER:

                                 NEURON DATA, INC.,
                                 a California corporation


                                 By   /s/ Signature illegible
                                      -----------------------
                                      President or Vice President


                                 By
                                      -----------------------
                                      Secretary or Ass't Secretary



                                 COAST:

                                 COAST BUSINESS CREDIT,
                                 a division of Southern Pacific Thrift & Loan
                                 Association

                                 By   /s/ Signature illegible
                                      -----------------------

                                    Title   Senior V.P.
                                            -----------

                    REAFFIRMATION OF GUARANTEE AND INDEMNITY


     The undersigned has executed that certain Guarantee and Indemnity (the "Guarantee"), dated as of March 31, 1995, in favor of Coast Business Credit, a division of Southern Pacific Thrift & Loan Association, a California corporation, formerly known as CoastFed Business Credit Corporation ("Coast") respecting the obligations of Neuron Data, Inc., a California corporation ("Borrower") owing to Coast. The undersigned acknowledges the terms of that certain Second Amendment to Loan and Security Agreement, dated as of even date herewith, and reaffirms and agrees that (a) the Guarantee shall remain in full force and effect, (b) nothing in such Guarantee obligates Coast to notify the undersigned of any changes in the financial accommodations made available to Borrower or to seek reaffirmations of the Guarantee, and (c) no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of the reaffirmation.

                                 NEURON DATA LIMITED,
                                 A company incorporated
                                 under the laws of England


                                 By   /s/ Signature illegible
                                      -----------------------
                                      President or Vice President


                                 By   -----------------------
                                      Secretary or Ass't Secretary

                SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of February , 1996 (this "Amendment"), amends that certain Loan and Security Agreement, dated as of March 11, 1994, between NEURON DATA, INC., a California corporation ("Borrower") and COAST BUSINESS CREDIT, a Division of Southern Pacific Thrift & Loan Association ("Coast"), a California corporation, the successor in interest to COASTFED BUSINESS CREDIT CORPORATION, as amended from time to time (the "Loan Agreement"). All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

          WHEREAS, pursuant to the Loan Agreement, Coast and Borrower have agreed to extend the renewal date from March 1, 1996 to March 1, 1997;

          WHEREAS, to facilitate the extension of the renewal date, the parties hereto wish to make certain amendments to the Loan Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:

          Section 1.  Amendments.
                      ----------

          1.1 All references to COASTFED BUSINESS CREDIT CORPORATION ("CoastFed") in the Loan Agreement shall be deleted and replaced with the following: COAST BUSINESS CREDIT, a Division of Southern Pacific Thrift & Loan Association ("Coast"), a California corporation, the successor in interest to COASTFED BUSINESS CREDIT CORPORATION.

          1.2 Section 8 of the Loan Agreement is amended by deleting the first sentence of such section in its entirety and replacing it with the following:

          "This Loan Agreement and all Collateral Agreement(s) shall continue in effect until March 1, 1997 (the "initial renewal date") and shall thereafter automatically and continuously renew for successive additional terms of one year(s) each unless terminated as to future transactions as hereinafter provided."

          Section 2.  Entire Agreement. The Loan Agreement, as amended hereby,
                      ----------------
embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Borrower represents, warrants and agrees that in entering into the Loan Agreement and consenting to this Amendment, it has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Coast or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

          Section 3.  Conflicting Terms. In the event of a conflict between the
                      -----------------
terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

          Section 4.  Miscellaneous. This Amendment shall be governed by and
                      -------------
construed in accordance With the laws of the State of California. This Amendment may be executed in any number of

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

counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.


                         Borrower:

                         NEURON DATA, INC.
                         a California corporation

                         By   /s/ Signature illegible
                              -----------------------

                         Title   Chief Financial Officer V.P. Finance
                                 ------------------------------------


                         Coast:

                         COAST BUSINESS CREDIT
                         a Division of Southern Pacific Thrift & Loan
                         Association

                         By   /s/ Signature illegible
                              -----------------------

                         Title   Vice President
                                 --------------

                   FIRST AMENDMENT TO LOAN SECURITY AGREEMENT

          THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of March 31, 1995 (this "Amendment"), amends that certain Loan and Security Agreement, dated as of March 11, 1994 (the "Loan Agreement"), between NEURON DATA, INC., California corporation ("Borrower") and COASTFED BUSINESS CREDIT CORPORATION ("CoastFed"). All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

          WHEREAS, pursuant to the Loan Agreement, CoastFed has agreed to advance funds or otherwise extend credit to Borrower in a maximum principal amount of up to $2,000,000;

          WHEREAS, Borrower has requested and CoastFed has agreed to increase the maximum principal amount CoastFed can advance from up to $2,000,000 to up to $3,000,000 pursuant to the Loan Agreement;

          WHEREAS, to facilitate the increase in line limit, the parties hereto wish to make certain amendments to the Loan Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:

          Section I.  Amendments.
                      ----------

          1.1  Section 1.1 of the Loan Agreement is amended by deleting such
Section in its entirety and replacing it with the following:

          "1.l Loans, Collateral Agreements. Borrower has requested and may hereafter request that CoastFed advance funds or otherwise extend credit to or for the benefit of Borrower ("Loan(s)") in accordance with the terms and provisions of this Loan Agreement and other written agreements ("Collateral Agreement(s)"), including, but not limited to, any one or more of the following described security agreements now or hereafter entered into between Borrower and CoastFed: (a) Accounts Collateral Security Agreement; (b) Inventory Collateral Security Agreement; (c) Equipment Collateral Security Agreement; and (d) any promissory notes or guaranties. The amount and terms of payment of any Loans by CoastFed to Borrower shall be determined in accordance with the terms and provisions of this Loan Agreement and of any executed Collateral Agreements. Notwithstanding anything herein or in any Collateral Agreement to the contrary, in no event shall the Borrower permit the total balance of all Loans and all other Obligations outstanding at any one time to exceed $3,000,000.00; and, if for any reason they do, Borrower shall immediately pay the amount of such excess to CoastFed in immediately available funds.

          1.2 Section 1.2 of the Loan Agreement is amended by deleting the first sentence of such Section in its entirety and replacing it with the following:

          "1.2 Fees. Borrower shall pay to CoastFed a loan origination fee in the amount of $20,000.00 at the time of the initial funding hereunder, a line increase fee in the amount of $10,000.00 concurrent with the execution of this First Amendment to the Loan Agreement, and an annual loan fee of $-0- on each anniversary of the date hereof during the term of this Loan Agreement.

          Section 2.  Extended Term. The parties acknowledge and confirm to each
                      -------------
other that pursuant to the terms of Section 8 of the Loan Agreement and all Collateral Agreement(s), as amended have automatically renewed and shall continue in effect until March 1, 1996 subject to all the terms and provisions of such section and the Loan Agreement.

          Section 3.  Entire Agreement. The Loan Agreement, as amended hereby,
                      ----------------
embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Borrower represents, warrants and agrees that in entering into the Loan Agreement and consenting to this Amendment, it has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, CoastFed or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

          Section 4.  Conflicting Terms. In the event of a conflict between the
                      -----------------
terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

          Section 5.  Miscellaneous. This Amendment shall be governed by and
                      -------------
construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                         Borrower:

                         NEURON DATA, INC.
                         a California corporation

                         By   /s/ Signature illegible
                              -----------------------

                         Title   Chief Financial Officer
                                 -----------------------


                         CoastFed:

                         COASTFED BUSINESS CREDIT CORPORATION

                         By   /s/ Signature illegible
                              -----------------------

                         Title   V.P.
                                 ----

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